UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 27, 2025, Shaun P. Mara, Chief Financial Officer of The Simply Good Foods Company (the “Company”), notified the Company of his decision to retire effective July 3, 2025. Mr. Mara will remain as Chief Financial Officer through the date of his retirement, at which time he will resign from all positions with the Company and its subsidiaries.

In connection with Mr. Mara’s retirement, on January 28, 2025, the Company announced the hiring of Mr. Christopher J. Bealer as Senior Vice President of Finance of the Company, as of April 1, 2025. Mr. Bealer is expected to succeed Mr. Mara as Chief Financial Officer upon Mr. Mara’s retirement on July 3, 2025.

Mr. Bealer has almost 23 years of experience in consumer packaged goods and consumer durables in North America and global markets. In his most recent executive leadership position as EVP Corporate Controller at Reckitt Benckiser Group PLC (“Reckitt”), Mr. Bealer leads a global team of over 600 employees accountable for global controls, financial shared services, group reporting and accounting, as well as leading the functional operating model transformation. Prior to his current and prior roles at Reckitt, Mr. Bealer served as Regional CFO for Whirlpool Corporation for both the North American and Europe, Middle East and Africa (EMEA) businesses. He also held finance positions at Big Heart Pet Brands, Del Monte Foods, and H.J. Heinz Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 23, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), in virtual format only, via the internet, with no physical in-person meeting. At the Annual Meeting, stockholders present in person (including by means of remote communication), or represented by proxy, approved the matters described below. The final voting results of the matters submitted to a vote of the stockholders were as follows:

Proposal 1. Election of 11 director nominees to serve until the 2026 annual meeting of stockholders and thereafter until their successors are duly elected and qualified:

	For	Withhold	Non-votes
Clayton C. Daley, Jr.	90,401,233	404,755	3,688,796
Michelle P. Goolsby	88,074,974	2,731,014	3,688,796
James M. Kilts	82,227,411	8,578,577	3,688,796
Romitha S. Mally	90,702,327	103,661	3,688,796
Robert G. Montgomery	90,153,768	652,220	3,688,796
Brian K. Ratzan	90,635,026	170,962	3,688,796
David W. Ritterbush	90,022,091	783,897	3,688,796
Joseph J. Schena	90,633,998	171,990	3,688,796
Geoff E. Tanner	90,635,188	170,800	3,688,796
David J. West	90,634,077	171,911	3,688,796
James D. White	87,863,865	2,942,123	3,688,796

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025:

For	Against	Abstain	Non-votes
94,462,324	8,844	23,616	0

Proposal 3. The advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Non-votes
88,355,820	2,403,744	46,424	3,688,796

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 28, 2025	By:	/s/ Timothy R. Kraft
		Name:	Timothy R. Kraft
		Title:	Chief Legal and Corporate Affairs Officer